Exhibit 99.1

FOR IMMEDIATE RELEASE

ModusLink Reports Financial Results for the

First Quarter of Fiscal Year 2017

•	Net revenue of $121.3 million increased $19.8 million or 19.5% versus Q4 of fiscal year 2016
•	Gross margin of 7.7% improves by 130 basis points versus Q4 of fiscal year 2016
•	Operating expenses declined by $6.3 million or 29.8% versus Q4 of fiscal year 2016
•	Operating loss of $5.6 million, a $9.2 million improvement versus Q4 of fiscal year 2016
•	Turnaround progressing according to plan; on track to deliver targeted annualized Adjusted EBITDA improvement of $32.0 million

WALTHAM, Mass. – December 7, 2016 – ModusLink Global Solutions™, Inc. (the “Company” or “ModusLink”) (NASDAQ: MLNK), announced today its financial results for its first quarter of fiscal year 2017 ended October 31, 2016. Results for the three months ended October 31, 2016 are summarized in the following paragraphs. For a full discussion of the results, please see the Company’s Form 10-Q filed with the Securities and Exchange Commission, which can be accessed through www.moduslink.com.

Commenting on the Company’s performance and turnaround reforms, Jim Henderson, Chief Executive Officer of ModusLink stated, “Our fiscal first quarter results are beginning to demonstrate the improvements in our business, though we believe the bigger impact of cost reduction and realignment initiatives will be seen in this upcoming quarter. We have made significant progress since we last reported and operationally, we’re performing more efficiently and with a lower cost structure. We have successfully de-centralized corporate functions, transitioned to a Business Unit model driven by investments at each of our global sites, and concurrently, launched several new initiatives focused on providing better client support and driving growth back into our business. The sequential improvements in revenue, gross margin and operating expenses have led to smaller losses, but our goal remains to get the Company back to profitability.”

ModusLink will soon be publishing its first quarter of fiscal year 2017 investor presentation, which will be posted in the Investor Relations section of the Company’s website. The investor presentation will also be filed as an exhibit on Form 8-K with the Securities and Exchange Commission. Investors, customers and partners are encouraged to review this presentation as it corresponds to the Company’s financial results for the first quarter of fiscal year 2017 and includes additional information on the Company’s results of operations, balance sheet, turnaround plan, and corporate strategy.

First Quarter of Fiscal Year 2017 Financial Summary

The Company reported net revenue of $121.3 million for the first quarter of fiscal year 2017 as compared to $141.1 million for the same period in the prior year. The year-over-year decline in net revenue is primarily related to lower revenues from two clients in the consumer electronics industry. When comparing the first quarter of fiscal year 2017 with the fourth quarter of fiscal year 2016, net revenue increased by $19.8 million or 19.5%.

Gross margin for the period ended October 31, 2016 was 7.7% as compared to 8.8% for the same period in the prior year, a decrease of 110 basis points. The overall decline in gross margin was primarily related to lower volumes from two clients in the consumer electronics market and revenue mix. On a sequential basis, when comparing the Company’s first quarter of fiscal year 2017 and the fourth quarter of fiscal year 2016, gross margins increased by 130 basis points, reflecting higher volumes, as well as a lower overall cost structure.

Total operating expenses for the first quarter of fiscal year 2017 were $15.0 million, as compared to $14.0 million in the same period in the prior year. Selling, general and administrative (“SG&A”) expenses increased by approximately $0.6 million. Included in SG&A in the prior year period was a gain related to the sale of a building in Europe of $1.2 million, without which the SG&A expenses would have decreased by $0.6 million. This decrease was primarily due to ongoing restructuring efforts and lower costs associated with outsourced services, consulting and professional fees. Restructuring expenses for the first quarter of fiscal year 2017 were $1.4 million as compared to $1.0 million reported in the fiscal 2016 first quarter. When compared sequentially to the fourth quarter of fiscal 2016, total operating expenses declined by $6.3 million or 29.8%. The decline in total operating expenses compared to the fiscal 2016 fourth quarter is a direct result of lower restructuring-related expenses as well as the Company’s process improvement and turnaround plan. This has resulted in lower employee-related expenses and significantly reduced SG&A expenses for the comparable periods.

The Company reported an operating loss of $5.6 million for the first quarter of fiscal year 2017, as compared to an operating loss of $1.6 million for the same period in the prior year. The Company reported an operating loss improvement of $9.2 million when compared sequentially to the fourth quarter of fiscal year 2016.

The Company reported a net loss of $8.5 million or a net loss per basic and diluted share of $0.16 for the first quarter of fiscal year 2017. This compares to a net loss of $14.8 million or a loss per basic and diluted share of $0.29 for the same period in the prior year. The Company reported a net loss improvement of $11.2 million when compared sequentially to the fourth quarter of fiscal year 2016. The sequential improvement in operating and net loss was primarily driven by higher revenues, improved gross margin and lower overall operating expenses.

The Company reported negative Adjusted EBITDA of $(1.6) million for the first quarter of fiscal year 2017, as compared to Adjusted EBITDA of $1.9 million in the same period in the prior year. On a sequential basis, when comparing against the Company’s fourth quarter of fiscal year 2016, Adjusted EBITDA improved by $4.3 million, reflecting initial results from the Company’s turnaround initiatives.

Mr. Henderson continued, “We remain on track to realize approximately $32 million in annualized EBITDA improvements and continue to identify additional savings as we realign our organization behind the needs of our global clients. While lowering costs has and continues to be a priority, we are also re-investing in our business – in operations, sales, and in our systems. These investments are expected to significantly improve our foundation, while also generating new opportunities to expand, both with existing clients around the world and with new clients across the markets we serve. Our balance sheet remains strong, we have cash on hand to drive further investments, and overall, we remain confident in our ability to deliver upon our promises and drive client satisfaction.”

About ModusLink Global Solutions, Inc.

ModusLink Global Solutions, Inc. (NASDAQ: MLNK), through its wholly-owned subsidiaries, ModusLink Corporation and ModusLink PTS, Inc. (together “ModusLink”), executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability, and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, storage, computing, software, and retail. ModusLink’s operations are supported by 22 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

Non-GAAP Information

In addition to the financial measures prepared in accordance with generally accepted accounting principles, the Company uses Adjusted EBITDA, a non-GAAP financial measure, to assess its performance. EBITDA represents earnings before interest, income tax expense, depreciation, and amortization. We define Adjusted EBITDA as EBITDA excluding the effects of SEC inquiry and financial restatement costs, SEC penalties on resolution, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange gains and losses, net, other non-operating gains and losses, net, and gains and losses on investment in affiliates and impairments.

We believe that providing Adjusted EBITDA to investors is useful, as this measure provides important supplemental information of our performance to investors and permits investors and management to evaluate the operating performance of our core supply chain business. We use Adjusted EBITDA in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of incentive compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our core supply chain business. We believe that the Adjusted EBITDA financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the core supply chain business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies.

A table reconciling the Company’s EBITDA and Adjusted EBITDA to its GAAP net income (loss) is included in this release.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

Forward-Looking Statements & Use of Non-GAAP Measures

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including any cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; failure to realize expected benefits of restructuring and cost-cutting actions; the Company’s ability to preserve and monetize its net operating losses; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; client or program losses; demand variability in supply chain management clients to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; failure to settle disputes and litigation on terms favorable to the Company; risks inherent with conducting international operations; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements and risks that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the risk factors in the Company’s most recent Annual Report on Form 10-K. These filings are available in the Investor Relations section of our website under the “SEC Filings” tab.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

The information provided herein includes certain non-GAAP financial measures. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations of the Company. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Investor Relations Contact:

Glenn Wiener

GW Communications for ModusLink

Tel: 212-786-6011

Email: gwiener@GWCco.com

— Tables to Follow —

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	October 31, 2016	July 31, 2016
Assets:
Cash and cash equivalents	$105,284	$130,790
Trading securities	14,943	16,768
Accounts receivable, net	128,534	111,336
Inventories	46,366	40,270
Funds held for clients	16,190	12,549
Prepaid and other current assets	5,697	8,178

Total current assets	317,014	319,891

Property and equipment, net	21,826	22,271
Other assets	6,343	5,770

Total assets	$345,183	$347,932

Liabilities:
Accounts payable	$109,222	$114,432
Accrued restructuring	1,619	2,936
Accrued expenses	42,406	37,740
Other current liabilities	47,719	39,658

Total current liabilities	200,966	194,766

Long-term portion of accrued restructuring	94	93
Notes payable	58,193	57,169
Other long-term liabilities	9,196	9,964

Total liabilities	268,449	261,992

Stockholders' equity:	76,734	85,940

Total liabilities and stockholders' equity	$345,183	$347,932

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Three Months Ended
	October 31, 2016	October 31, 2015	Fav (Unfav)	October 31, 2016	July 31, 2016	Fav (Unfav)
Net revenue	$121,327	$141,089	(14.0%)	$121,327	$101,508	19.5%
Cost of revenue	111,994	128,637	12.9%	111,994	95,031	(17.8%)

Gross profit	9,333	12,452	(25.0%)	9,333	6,477	44.1%

	7.7%	8.8%	(1.1%)	7.7%	6.4%	1.3%
Operating expenses:
Selling, general and administrative	13,601	13,014	(4.5%)	13,601	15,328	11.3%
Restructuring, net	1,374	1,007	(36.4%)	1,374	5,992	77.1%

Total operating expenses	14,975	14,021	(6.8%)	14,975	21,320	29.8%

Operating loss	(5,642)	(1,569)	(259.6%)	(5,642)	(14,843)	62.0%
Other expense, net	(2,352)	(12,354)	81.0%	(2,352)	(1,103)	(113.2%)

Loss before taxes	(7,994)	(13,923)	42.6%	(7,994)	(15,946)	49.9%
Income tax expense	1,049	850	(23.4%)	1,049	3,979	73.6%
Gains on investments in affiliates, net of tax	(500)	—	—	(500)	(214)	133.6%

Net loss	$(8,543)	$(14,773)	42.2%	$(8,543)	$(19,711)	56.7%

Basic and diluted net loss per share:	$(0.16)	$(0.29)		$(0.16)	$(0.38)
Weighted average common shares used in basic and diluted earnings per share	54,991	51,766		54,991	52,371

ModusLink Global Solutions, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Information by Operating Segment

(in thousands)

(unaudited)

	Three Months Ended
	October 31, 2016	July 31, 2016	October 31, 2015
Net revenue:
Americas	$25,878	$22,017	$33,211
Asia	42,873	36,237	53,931
Europe	45,181	35,257	44,743
e-Business	7,395	7,997	9,204

Total net revenue	$121,327	$101,508	$141,089

Operating income (loss):
Americas	$(3,856)	$(3,133)	$(3,086)
Asia	1,777	(1,886)	3,371
Europe	(2,591)	(5,967)	207
e-Business	344	(2,235)	(504)

Total segment operating loss	(4,326)	(13,221)	(12)
Corporate-level activity	(1,316)	(1,622)	(1,557)

Total operating loss	$(5,642)	$(14,843)	$(1,569)

ModusLink Global Solutions, Inc. and Subsidiaries

Reconciliation of Selected Non-GAAP Measures to GAAP Measures

(in thousands)

(unaudited)

Net loss to Adjusted EBITDA1

	Three Months Ended
	October 31, 2016	July 31, 2016	October 31, 2015
Net loss	$(8,543)	$(19,711)	$(14,773)
Interest income	(165)	(132)	(88)
Interest expense	2,029	2,585	2,729
Income tax expense	1,049	3,979	850
Depreciation	2,022	2,299	1,955
Amortization of intangible assets	—	—	—

EBITDA	(3,608)	(10,980)	(9,327)
SEC inquiry and financial restatement costs	2	1	(178)
Strategic consulting and other related professional fees	4	21	7
Executive severance and employee retention	300	662	—
Restructuring	1,374	5,992	1,007
Share-based compensation	192	200	456
Unrealized foreign exchange (gains) losses, net	(233)	(235)	729
Other non-operating (gains) losses, net	885	(1,355)	9,162
(Gains) on investments in affiliates and impairments	(500)	(214)	42

Adjusted EBITDA	$(1,584)	$(5,908)	$1,898

1 The Company defines Adjusted EBITDA as net income (loss) excluding net charges related to interest income, interest expense, income tax expense, depreciation, amortization of intangible assets, SEC inquiry and financial restatement costs, SEC penalties on resolution, strategic consulting and other related professional fees, executive severance and employee retention, restructuring, share-based compensation, impairment of goodwill and long-lived assets, unrealized foreign exchange gains and losses, net, other non-operating gains and losses, net, and gains and losses on investments in affiliates and impairments.